UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15151 Springdale, Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(661) 418-7842
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 8.01 below

Item 8.01 Other Events.

(1)

On September 30, 2021, the Company executed an agreement to lease Bitcoin Equipment for a term of 9 months. The expected daily mining capacity of the equipment is 200 terrahash (TH/s) and the expected power and maintenance fees will be $12.50 per day. The Company decided to initially lease equipment due to the current extended delivery dates for new equipment, which is 4-6 months. The Company is working with equipment manufacturers to acquire new machines, however, we will continue leasing equipment to expedite revenue inflow.

(2)	The Company intends to provide updates on its Twitter page which can be found at: https://twitter.com/natesmining

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2021	Nate’s Food Co.

	By:	/s/ Nate Steck
	Name: Title:	Nate Steck CEO

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